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                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios of our reports dated February 21, 2000 and February 17, 2000, respectively, relating to the financial statements and financial highlights of CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth and CitiSelect VIP Folio 500 Growth Plus (constituting CitiSelect VIP Portfolios) and CitiFunds Small Cap Growth VIP Portfolio which appear in the December 31, 1999 Separate Account Annual Reports for CitiVariable Annuity and CitiVariable Annuity Plus, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Auditors" and "Financial Statements" in the Statements of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2000